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Exhibit 99.1

ACCESS ANYTIME BANCORP, INC.

SOURCE ACCESS ANYTIME BANCORP, INC.

PRESS RELEASE

ACCESSBANK ANNOUNCES THE CLOSING OF THE PURCHASE OF MATRIX CAPITAL BANK BRANCH IN SUN CITY, ARIZONA

(Albuquerque, New Mexico) November 1, 2004

Access Anytime BanCorp, Inc.'s (Nasdaq SmallCap: AABC) wholly owned subsidiary, ACCESSBANK, today announced the closing of the purchase of Matrix Capital Bank's retail branch in Sun City, Arizona. The transaction closed on November 1, 2004 and included approximately $100 million of deposits and one mortgage loan, real estate associated with the branch, and other nominal assets and liabilities. The new branch will operate under the name ACCESSBANK.

Contact:	NR Corzine, Chairman/CEO Access Anytime BanCorp, Inc. Phone 505-299-0900
Don Padgett, President/CEO ACCESSBANK Phone 505-343-9310

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  Exhibit 99.1